         DEAN WITTER CALIFORNIA TAX-FREE DAILY INCOME TRUST

         Exhibit 16: Schedule for computation of each performance quotation provided in the Statement of Additional Information.


  (16)   The Trust's current yield for the seven days ending
         December 31, 1995

         (A-B)   x   365/N

         (1.000681 -1)  x  365/7  =      3.55%

         The Trust's effective annualized yield for the seven days ending December 31, 1995

              365/N
         A                    - 1

                        365/7
         1.000681               - 1 =    3.61%

         A =  Value of  a share of the Trust at end of period.
         B = Value of a share of the Trust at beginning of period. N = Number of days in the period.


CALCULATION                 Tax equivalent Yield  = 6.72% Based on a tax
                                                  = bracket of 46.244%
(1.000681 -1)  x  365/7
      =           3.55%

((1.000681)  x 52.1428714-1)
      =           3.61%

TAX  BRACKET :  46.244%

FORMULA (CURRENT 7 DAY YIELD / 1-46.244)
CURRENT 7 DAY  YIELD : 3.55
3.61/53.756
      =           6.60%

               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS DEAN WITTER CALIFORNIA TAX FREE DAILY INCOME TRUST


(A)           GROWTH OF $10,000
(B)           GROWTH OF $50,000
(C)           GROWTH OF $100,000


FORMULA:      G= (TR+1)*P
              G= GROWTH OF INITIAL INVESTMENT
              P= INITIAL INVESTMENT
             TR= TOTAL RETURN SINCE INCEPTION



INVESTED - P           TOTAL
$10,000, $50,000 &     RETURN - TR        (A)   GROWTH OF         (B)   GROWTH OF                (C)   GROWTH OF
$100,000                31-Dec-95         $10,000 INVESTMENT- G   $50,000 INVESTMENT- G          $100,000 INVESTMENT- G
-----------            -----------        ---------------------------------------------          ----------------------------

31-Jul-88                 29.46                 $12,946                $64,730                          $129,460
